UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section to Section 13 or 15(d) Of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed on Form 8-K dated October 20, 2006, on October 16, 2006, the Company received a purported notice of acceleration from Citibank, N.A., as trustee (the “Trustee”) under the Indenture dated December 13, 2005, by and between the Trustee and the Company (the “Indenture”), relating to the issuance of the Company’s 2 1/2% Convertible Subordinated Notes Due 2010 (the “Notes”). The terms and conditions of the Indenture are described in the Company’s Form 8-K dated December 15, 2005, which description is incorporated herein by reference.
On November 8, 2006 the Company paid the Trustee, for the benefit of the holders of the Notes, all principal and accrued and unpaid interest on the outstanding Notes. This payment included $250 million in principal and approximately $2.5 million in accrued interest and $0.3 million in liquidated damages payable under the indenture.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2006

SAFENET, INC. (Registrant)
By:	/s/ John W. Frederick
	Name:	John W. Frederick
	Title:	Chief Financial Officer